Exhibit 99.1

     WHOLE FOODS MARKET REPORTS FOURTH QUARTER RESULTS; NON-GAAP DILUTED EPS
         INCREASE TO $0.29; COMPANY REPURCHASES $100 MILLION OF STOCK IN
           QUARTER, RAISES QUARTERLY DIVIDEND 20% TO $0.18 PER SHARE,
                      AND REVISES FISCAL YEAR 2007 GUIDANCE

     AUSTIN, Texas, Nov. 2 /PRNewswire-FirstCall/ -- Whole Foods Market, Inc. (Nasdaq: WFMI) today reported sales and earnings for the 12-week quarter ended September 24, 2006. For the quarter, sales increased 16% to $1.3 billion. Comparable store sales increased 8.6% on top of a 13.4% increase in the prior year. Identical store sales (excluding two relocated stores and one major expansion) increased 8.4%.

     In September 2005, the Company recorded a $17.4 million pre-tax non-cash share-based compensation charge related to the accelerated vesting of outstanding stock options based on historical team member turnover rates and the Company's best estimate of future turnover rates. To adjust this estimate for actual experience, the Company recorded an additional $3.0 million pre-tax non-cash share-based compensation charge in the fourth quarter this year. The Company's Consolidated Statements of Operations on a Non-GAAP Basis (hereinafter referred to as adjusted results) exclude these charges, as well as $16.5 million in pre-tax Hurricane Katrina costs in the fourth quarter last year and $7.2 million in pre-tax credits for insurance proceeds and other adjustments related to Hurricane Katrina in the first three quarters this year.

     For the quarter, adjusted net income increased to $42.2 million, and adjusted diluted earnings per share increased to $0.29. Economic Value Added
(EVA) improved $10.2 million to $8.3 million, and operating cash flow per share was $0.79.

     For the 52 weeks ended September 24, 2006, sales increased 19% to $5.6 billion. Comparable store sales grew 11.0% on top of a 12.8% increase in the prior year. Identical store sales (excluding five relocated stores and one major expansion) increased 10.3%. Year over year, the Company reported a 10% increase in ending square footage and a 14% increase in weighted average square footage, reflecting the Company's front-end loaded new store openings. Adjusted net income increased to $201.8 million, and adjusted diluted earnings per share increased to $1.39. Economic Value Added (EVA) improved $38.6 million to $64.4 million, and operating cash flow per share was $3.12.

     "In fiscal 2006, we produced strong operating results, reporting our third consecutive year of double-digit comparable store sales growth, an increase in adjusted diluted earnings per share to $1.39, and a $39 million improvement in EVA," said John Mackey, chairman, chief executive officer, and co-founder of Whole Foods Market. "We returned $358 million in cash dividends to our shareholders and are pleased to announce today a 20% increase in our quarterly dividend to $0.18 per share."

     During the quarter, the Company produced $114 million in cash flow from operations and received $13 million in proceeds from the exercise of stock options. Capital expenditures in the quarter were $142 million of which $97 million was for new stores. The Company paid approximately $21 million to shareholders in cash dividends and repurchased approximately two million shares, or $100 million, of common stock on the open market.

     For the fiscal year, the Company produced $453 million in cash flow from operations and received $222 million in proceeds from the exercise of stock options. Capital expenditures for the fiscal year totaled $340 million of which $209 million was for new stores. The Company paid approximately $358 million to shareholders in cash dividends and repurchased approximately two million shares, or $100 million, of common stock on the open market.

     The Company finished the year with total cash and investments of approximately $256 million and total long-term debt of approximately $9 million.

     The Company today announced that its Board of Directors declared a dividend of $0.18 per share payable on January 22, 2007 to shareholders of record as of January 12, 2007. This is an increase of 20% from the Company's previous $0.15 quarterly dividend and is the fourth increase since the Company declared its first cash dividend of $0.075 on a split-adjusted basis in November 2003.

     The following table highlights the Company's fiscal year 2006 growth in sales, comparable store sales, and square footage relative to its historical five-year ranges and averages.

Historical and Current Performance         Low       High    Average     FY06
--------------------------------------   -------   -------   -------   -------
Sales growth                                17.0%     22.8%     20.7%     19.3%
Comparable store sales growth                8.6%     14.9%     11.1%     11.0%
Two-year comps (sum of two years)           17.8%     27.8%     21.4%     23.8%
Weighted average square footage growth         9%       17%       14%       14%

    The following table breaks out additional information on the quarter for comparable stores and all stores, highlighting the Company's strong performance throughout its store base.

                                         Average   Average    NOPAT     # of
Comparable Stores                         Size      Comps     ROIC*    Stores
--------------------------------------   -------   -------   -------   -------
Over 11 years old                         27,400       7.3%       84%       46
Between eight and 11 years old            30,100       6.3%       69%       34
Between five and eight years old          32,500       8.1%       44%       39
Between two and five years old            37,700      11.9%       25%       38
Less than two years old
(includes two relocations)                48,400      11.6%        4%       16

All comparable stores
(7.5 years old, square
 footage weighted)                        33,300       8.6%       39%      173
All stores (6.8 years old,
 square footage weighted)                 34,300                  33%      186

* Includes pre-opening expense

     Gross profit consists of sales less cost of goods sold and occupancy costs plus the contribution from non-retail distribution and food preparation operations. For the fourth quarter, adjusted gross profit decreased 43 basis points to 34.8% of sales. For stores in the comparable store base, adjusted gross profit decreased eight basis points to 35.2% of sales. These results include a LIFO credit of $0.6 million this quarter versus a $2.2 million credit in the fourth quarter last year, a negative impact of 15 basis points year over year.

     Adjusted direct store expenses improved 42 basis points to 25.5% of sales. For stores in the comparable store base, adjusted direct store expenses improved 70 basis points to 25.2% of sales.

     Adjusted G&A expenses improved seven basis points to 3.2% of sales.

     The following table shows the Company's adjusted fiscal year 2006 results for certain line items as a percentage of sales compared to its historical five-year ranges and averages, highlighting the consistency of these results on an annualized basis over time.

Historical and Current Performance         Low      High     Average    FY06
--------------------------------------   -------   -------   -------   -------
Gross profit                                34.2%     35.1%     34.7%     34.9%
Direct store expenses                       25.2%     25.5%     25.4%     25.4%
G&A                                          3.1%      3.6%      3.3%      3.2%

     Pre-opening and relocation costs were $13.7 million in the fourth quarter. Of the $13.7 million, approximately $1.8 million was accelerated depreciation related to relocations and approximately $5.9 million was pre-opening rent, both of which were expensed for accounting purposes but were primarily non-cash.

     New Store Development

     In the fourth quarter, the Company opened three new stores in Los Altos, CA; Redmond, WA; and Milwaukee, WI and relocated one store in Atlanta, GA. Three of these stores opened at the end of the quarter. In the first quarter of fiscal year 2007, the Company has opened two stores in West Orange, NJ and Tigard, OR and plans to open a store in Seattle, WA next week and relocate a store in Dallas, TX in early December.

     The Company has recently signed eight new store leases averaging 57,000 square feet in size which are as follows: San Jose, CA; Boise, ID; Kildeer, IL; Indianapolis, IN; Nashua, NH; Cary, NC; Dallas, TX; and Salt Lake City, UT.

     The following table provides additional information about the Company's store openings in fiscal year 2006 and thus far in fiscal year 2007, leases currently tendered but not opened, and total development pipeline for stores scheduled to open through fiscal year 2010. For accounting purposes, a store is tendered on the date the Company has access to the site for construction and other purposes.

                                      Stores      Stores   Current     Current
                                      Opened      Opened    Leases      Leases
                                       FY06      FY07 YTD  Tendered     Signed*
                                  -------------  --------  --------    --------
New Store Information

Number of stores
 (including relocations)                     13         2        13          88
Number of relocations                         2         0         1          18
New markets                                   4         0         2          21
Average store size
 (gross square feet)                     50,200    53,800    53,200      55,900
As a percentage of
 existing store average size                147%      156%      154%        162%
Total square footage                    653,000   108,000   691,000   4,959,000
As a percentage of
 existing square footage                     10%        2%       11%         76%
Average pre-opening
 expense per store
  (incl. rent)                    $ 1.9 million       ---       ---         ---
Average pre-opening
 rent per store                   $ 0.7 million       ---       ---         ---
Average tender period                7.8 months       ---       ---         ---

* Includes leases tendered

     Growth Goals for Fiscal Year 2007 and Beyond

     The Company notes that fiscal year 2007 will be a 53-week year, with the extra week falling in the fourth quarter making it a thirteen-week quarter. For fiscal year 2007, on a 52-week to 52-week basis, the Company now expects total sales growth of 13% to 17%. The Company has produced three consecutive years of double-digit comparable stores sales growth. In fiscal year 2006, the Company produced 11.0% comparable stores sales growth, ranging from 13.0% in the first quarter to 8.6% in the fourth quarter. For the first five weeks of fiscal year 2007 ended October 29, 2006, comparable store sales increased 6.8% on top of a 13.6% increase in the prior year. Based on recent results, current sales trends and the continuing difficult comparisons, particularly in the first half of the year, the Company expects comparable store sales growth of 6% to 8% for fiscal year 2007.

     "After producing such strong growth over the last three years, we believe fiscal 2007 will be a transition year for us. As we revert back to our historical comparable store sales growth range, without yet producing a fully offsetting increase in sales from new stores, we believe our total sales growth will be impacted," said Mr. Mackey. "However, having opened six new stores over the last two months, we believe we are just beginning to execute on delivering an acceleration in store openings that will be a driver of strong sales and comps in the not-so-distant future. We remain confident in our ability to achieve our goal of reaching $12 billion in sales in fiscal 2010."

     Thus far in fiscal year 2007, the Company has opened two stores representing approximately 108,000 square feet, and all of the Company's 13 currently tendered stores, representing approximately 691,000 square feet, are expected to open this fiscal year. In addition, the Company expects to announce five additional stores tendered for openings in fiscal year 2007 with its first quarter results in mid-February, translating to an estimated year-over-year increase in ending square footage of approximately 16%.

     On a 52-week basis compared to adjusted fiscal year 2006 results, the Company expects growth in operating income before pre-opening and relocation costs to be in line with or slightly lower than sales growth.

     The Company expects total pre-opening and relocation costs for fiscal year 2007 to be in the range of $68 million to $74 million. This significant year-over-year increase is due primarily to the anticipated acceleration in leases tendered and square footage opening in fiscal years 2007 and 2008, including the opening of 18 to 20 new stores this fiscal year of which up to five will be relocations. Approximately $18 million to $24 million relates to stores expected to open in fiscal year 2008. These ranges are based on estimated tender dates which are subject to change. The Company expects significantly higher-than-average pre-opening expense in fiscal year 2007 of approximately $7 million related to its first Whole Foods Market store in London. Excluding this store, the Company expects total pre-opening and relocation expense for stores opening in fiscal year 2007 to average approximately $2.4 million per store, above the Company's average for stores that opened in fiscal year 2006 due primarily to higher accelerated depreciation related to relocations. On an average weekly basis, the Company expects quarterly pre-opening and relocation expense to be fairly even throughout the fiscal year.

     The Company expects share-based compensation of approximately $2 million to $3 million per quarter in the first half of the year and $3 million to $4 million per quarter in the second half of the year following the Company's annual grant date early in the third quarter, when the majority of options are granted.

     Capital expenditures are expected to be in the range of $525 million to $575 million. Of this amount, approximately 70% to 75% is related to new stores opening in fiscal year 2007 and beyond.

     The Company expects its materially higher pre-opening and relocation costs resulting primarily from the anticipated acceleration in leases tendered and square footage opening in fiscal years 2007 and 2008 to significantly impact fiscal year 2007 diluted earnings per share growth.

     Longer term, the Company's goal is to reach $12 billion in sales in fiscal year 2010.

     Non-GAAP Measures: In addition to reporting financial results in accordance with generally accepted accounting principles, GAAP, the Company provides non-GAAP operating results that exclude certain charges or credits and information regarding Economic Value Added ("EVA"). These amounts are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition and to help enable comparability between current and prior periods. In addition, management uses non-GAAP EVA measures for reviewing the financial results of the Company and for incentive compensation and capital planning purposes. In this press release, the Company has presented its results for the twelve and fifty-two week periods ended September 24, 2006 and September 25, 2005 on a GAAP and Non-GAAP basis with a line item reconciliation. Also in this press release, is a tabular reconciliation of EVA to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

     About Whole Foods Market: Founded in 1980 in Austin, Texas, Whole Foods Market(R) is a Fortune 500 company and the largest natural and organic foods retailer. The Company had sales of $5.6 billion in fiscal year 2006 and currently has 188 stores in the United States, Canada and the United Kingdom.

     The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general business conditions, the timely development and opening of new stores, the impact of competition, and other risks detailed from time to time in the Company's SEC reports, including the reports on Form 10-K and 10-K/A Amendment No. 1 for the fiscal year ended September 25, 2005. The Company does not undertake any obligation to update forward-looking statements.

     The Company will host a conference call today to discuss this earnings announcement- at 4:00 p.m. CT. The dial in number is 1-800-867-4593 and the conference ID is "Whole Foods." A simultaneous audio webcast will be available at http://www.wholefoodsmarket.com .

     Contact:  Cindy McCann
               VP of Investor Relations
               512.542.0204

                            Whole Foods Market, Inc.
             Consolidated Statements of Operations - Non-GAAP Basis
                    (In thousands, except per share amounts)

                                                         Twelve weeks ended
                                                         September 24, 2006
                                      ---------------------------------------------------------
                                                        Stock         Natural
                                         GAAP        Acceleration     Disaster       Non-GAAP
                                      ------------   ------------   ------------   ------------
Sales                                 $  1,291,017   $        ---   $        ---   $  1,291,017
Cost of goods sold and
 occupancy costs                           841,436           (206)           ---        841,230
  Gross profit                             449,581            206            ---        449,787
Direct store expenses                      331,505         (1,740)           ---        329,765
General and administrative
 expenses                                   42,979         (1,054)           ---         41,925
  Operating income before pre-
   opening                                  75,097          3,000            ---         78,097
Pre-opening and relocation
 costs                                      13,746            ---            ---         13,746
  Operating income                          61,351          3,000            ---         64,351
Other income (expense):
Interest expense                               (21)           ---            ---            (21)
Investment and other income                  5,005            ---            ---          5,005
  Income before income taxes                66,335          3,000            ---         69,335
Provision for income taxes                  26,534            640            ---         27,174
  Net income                          $     39,801   $      2,360   $        ---   $     42,161

Basic earnings per share              $       0.28   $       0.02   $        ---   $       0.30
Weighted average shares
 outstanding                               140,215        140,215        140,215        140,215

Diluted earnings per share            $       0.28   $       0.02   $        ---   $       0.29
Weighted average shares
 outstanding, diluted basis                143,462        143,462        143,462        143,462

Dividends per share                   $        ---                                 $        ---

     A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows (in thousands):

                                                        Stock         Natural
                                         GAAP        Acceleration     Disaster       Non-GAAP
                                      ------------   ------------   ------------   ------------
Net income (numerator for basic
 earnings per share)                  $     39,801   $      2,360   $        ---   $     42,161
Interest on 5% zero coupon
 convertible subordinated
  debentures, net of
   income taxes                                 58            ---            ---             58
Adjusted net income
(numerator for
 diluted earnings per share)          $     39,859   $      2,360   $        ---   $     42,219
Weighted average common shares
 outstanding
  (denominator for basic
   earnings per share)                     140,215        140,215        140,215        140,215
Potential common shares
 outstanding:
  Assumed conversion of 5%
   zero coupon convertible
    subordinated
     debentures                                311            311            311            311
  Assumed exercise of stock
   options                                   2,936          2,936          2,936          2,936
Weighted average common shares
 outstanding and
  potential additional common
   shares outstanding
  (denominator for diluted
   earnings per share)                     143,462        143,462        143,462        143,462

Basic earnings per share              $       0.28   $       0.02   $        ---   $       0.30
Diluted earnings per share            $       0.28   $       0.02   $        ---   $       0.29


                                                       Twelve weeks ended
                                                       September 25, 2005
                                      ---------------------------------------------------------
                                                        Stock         Natural
                                         GAAP        Acceleration     Disaster       Non-GAAP
                                      ------------   ------------   ------------   ------------
Sales                                 $  1,115,067   $        ---   $        ---   $  1,115,067
Cost of goods sold and
 occupancy costs                           725,081         (1,192)        (2,122)       721,767
  Gross profit                             389,986          1,192          2,122        393,300
Direct store expenses                      312,976        (10,092)       (13,399)       289,485
General and administrative
 expenses                                   44,072         (6,109)        (1,000)        36,963
  Operating income before pre-
   opening                                  32,938         17,393         16,521         66,852
Pre-opening and relocation
 costs                                      11,394            ---            ---         11,394
  Operating income                          21,544         17,393         16,521         55,458
Other income (expense):
Interest expense                               (10)           ---            ---            (10)
Investment and other income                  3,448            ---            ---          3,448
  Income before income taxes                24,982         17,393         16,521         58,896
Provision for income taxes                  15,922          2,976          6,608         25,506
  Net income                          $      9,060   $     14,417   $      9,913   $     33,390

Basic earnings per share              $       0.07   $       0.11   $       0.07   $       0.25
Weighted average shares
 outstanding                               134,972        134,972        134,972        134,972

Diluted earnings per share            $       0.06   $       0.10   $       0.07   $       0.23
Weighted average shares
 outstanding, diluted basis                142,070        142,070        142,070        142,582

Dividends per share                   $       0.12                                 $       0.12

    A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows (in thousands):

                                                        Stock         Natural
                                         GAAP        Acceleration     Disaster       Non-GAAP
                                      ------------   ------------   ------------   ------------
Net income (numerator for basic
 earnings per share)                  $      9,060   $     14,417   $      9,913   $     33,390
Interest on 5% zero coupon
 convertible subordinated
  debentures, net of
   income taxes                                ---            ---            ---             98
Adjusted net income (numerator for
 diluted earnings
  per share)                          $      9,060   $     14,417   $      9,913   $     33,488
Weighted average common shares
 outstanding
  (denominator for basic
   earnings per share)                     134,972        134,972        134,972        134,972
Potential common shares
 outstanding:
  Assumed conversion of
   5% zero coupon convertible
    subordinated debentures                    ---            ---            ---            512
  Assumed exercise of
   stock options                             7,098          7,098          7,098          7,098
Weighted average common shares
 outstanding and
  potential additional
   common shares
    outstanding
    (denominator for diluted
     earnings per share)                   142,070        142,070        142,070        142,582

Basic earnings per share              $       0.07   $       0.11   $       0.07   $       0.25
Diluted earnings per share            $       0.06   $       0.10   $       0.07   $       0.23

                            Whole Foods Market, Inc.
             Consolidated Statements of Operations - Non-GAAP Basis
                    (In thousands, except per share amounts)

                                                        Fifty-two weeks ended
                                                         September 24, 2006
                                      ---------------------------------------------------------
                                                        Stock         Natural
                                         GAAP        Acceleration     Disaster       Non-GAAP
                                      ------------   ------------   ------------   ------------
Sales                                 $  5,607,376   $        ---   $        ---   $  5,607,376
Cost of goods sold and
 occupancy costs                         3,647,734           (206)           879      3,648,407
  Gross profit                           1,959,642            206           (879)     1,958,969
Direct store expenses                    1,421,968         (1,740)         4,232      1,424,460
General and administrative
 expenses                                  181,244         (1,054)           ---        180,190
  Operating income before pre-
   opening                                 356,430          3,000         (5,111)       354,319
Pre-opening and relocation
 costs                                      37,421            ---            ---         37,421
  Operating income                         319,009          3,000         (5,111)       316,898
Other income (expense):
Interest expense                               (32)           ---            ---            (32)
Investment and other income                 20,736            ---         (2,121)        18,615
  Income before income taxes               339,713          3,000         (7,232)       335,481
Provision for income taxes                 135,885            640         (2,893)       133,632
  Net income                          $    203,828   $      2,360   $     (4,339)  $    201,849

Basic earnings per share              $       1.46   $       0.02   $      (0.03)  $       1.45
Weighted average shares
 outstanding                               139,328        139,328        139,328        139,328

Diluted earnings per share            $       1.41   $       0.02   $      (0.03)  $       1.39
Weighted average shares
 outstanding, diluted basis                145,082        145,082        145,082        145,082

Dividends per share                   $       2.45                                 $       2.45

    A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows (in thousands):

                                                        Stock         Natural
                                         GAAP        Acceleration     Disaster       Non-GAAP
                                      ------------   ------------   ------------   ------------
Net income (numerator for
 basic earnings per share)            $    203,828   $      2,360   $     (4,339)  $    201,849
Interest on 5% zero coupon
 convertible subordinated
  debentures, net of income
   taxes                                       283            ---            ---            283
Adjusted net income
(numerator for
 diluted earnings
  per share)                          $    204,111   $      2,360   $     (4,339)  $    202,132
Weighted average common
 shares outstanding
  (denominator for basic
    earnings per share)                    139,328        139,328        139,328        139,328
Potential common shares
 outstanding:
  Assumed conversion of 5% zero
   coupon convertible
   subordinated debentures                     363            363            363            363
  Assumed exercise of stock
   options                                   5,391          5,391          5,391          5,391
Weighted average common shares
 outstanding and
  potential additional common
   shares outstanding
  (denominator for
   diluted earnings
    per share)                             145,082        145,082        145,082        145,082

Basic earnings per share              $       1.46   $       0.02   $      (0.03)  $       1.45
Diluted earnings per share            $       1.41   $       0.02   $      (0.03)  $       1.39

                                                        Fifty-two weeks ended
                                                         September 25, 2005
                                      ---------------------------------------------------------
                                                        Stock         Natural
                                         GAAP        Acceleration     Disaster       Non-GAAP
                                      ------------   ------------   ------------   ------------
Sales                                 $  4,701,289   $        ---   $        ---   $  4,701,289
Cost of goods sold and
 occupancy costs                         3,052,184         (1,192)        (2,122)     3,048,870
  Gross profit                           1,649,105          1,192          2,122      1,652,419
Direct store expenses                    1,223,473        (10,092)       (13,399)     1,199,982
General and administrative
 expenses                                  158,864         (6,109)        (1,000)       151,755
  Operating income before pre-
   opening                                 266,768         17,393         16,521        300,682
Pre-opening and relocation
 costs                                      37,035            ---            ---         37,035
  Operating income                         229,733         17,393         16,521        263,647
Other income (expense):
Interest expense                            (2,223)           ---            ---         (2,223)
Investment and other income                  9,623            ---            ---          9,623
  Income before income taxes               237,133         17,393         16,521        271,047
Provision for income taxes                 100,782          2,976          6,608        110,366
  Net income                          $    136,351   $     14,417   $      9,913   $    160,681

Basic earnings per share              $       1.05   $       0.11   $       0.08   $       1.24
Weighted average shares
 outstanding                               130,090        130,090        130,090        130,090

Diluted earnings per share            $       0.99   $       0.10   $       0.07   $       1.17
Weighted average shares
 outstanding, diluted basis                139,950        139,950        139,950        139,950

Dividends per share                   $       0.47                                 $       0.47

    A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows (in thousands):

                                                        Stock         Natural
                                         GAAP        Acceleration     Disaster       Non-GAAP
                                      ------------   ------------   ------------   ------------
Net income (numerator for
 basic earnings per share)            $    136,351   $     14,417   $      9,913   $    160,681
Interest on 5% zero coupon
 convertible subordinated
  debentures, net of income
   taxes                                     2,539            ---            ---          2,539
Adjusted net income
(numerator for diluted
  earnings per share)                 $    138,890   $     14,417   $      9,913   $    163,220
Weighted average common
 shares outstanding
  (denominator for basic
   earnings per share)                     130,090        130,090        130,090        130,090
Potential common shares
 outstanding:
  Assumed conversion of 5% zero
   coupon convertible
    subordinated debentures                  3,414          3,414          3,414          3,414
  Assumed exercise of
   stock options                             6,446          6,446          6,446          6,446
Weighted average common shares
 outstanding and
  potential additional common
   shares outstanding
  (denominator for
    diluted earnings
     per share)                            139,950        139,950        139,950        139,950

Basic earnings per share              $       1.05   $       0.11   $       0.08   $       1.24
Diluted earnings per share            $       0.99   $       0.10   $       0.07   $       1.17

                            Whole Foods Market, Inc.
                           Consolidated Balance Sheets
                    September 24, 2006 and September 25, 2005
                                 (In thousands)

                                                      2006            2005
                                                  -------------   -------------
Assets
Current assets:
Cash and cash equivalents                         $       2,252   $     308,524
Short-term investments -
 available-for-sale securities                          193,847             ---
Restricted cash                                          60,065          36,922
Trade accounts receivable                                82,137          66,682
Merchandise inventories                                 203,727         174,848
Deferred income taxes                                    48,149          39,588
Prepaid expenses and other current assets                33,804          45,965
  Total current assets                                  623,981         672,529
Property and equipment, net of accumulated
 depreciation and amortization                        1,236,133       1,054,605
Goodwill                                                113,494         112,476
Intangible assets, net of accumulated
 amortization                                            34,767          21,990
Deferred income taxes                                    29,412          22,452
Other assets                                              5,209           5,244
  Total assets                                    $   2,042,996   $   1,889,296

                                                      2006            2005
                                                  -------------   -------------
Liabilities And Shareholders' Equity
Current liabilities:
Current installments of long-term
 debt and capital lease obligations               $          49   $       5,932
Trade accounts payable                                  121,857         103,348
Accrued payroll, bonus and other
 benefits due team members                              153,014         126,981
Dividends payable                                           ---          17,208
Other current liabilities                               234,850         164,914
  Total current liabilities                             509,770         418,383
Long-term debt and capital lease obligations,
 less current installments                                8,606          12,932
Deferred rent liability                                 120,421          91,775
Other long-term liabilities                                  56             530
 Total liabilities                                      638,853         523,620
Shareholders' equity:
Common stock, no par value, 300,000 shares
 authorized; 142,189 and 136,017 shares
 issued; 139,607 and 135,908 shares
 outstanding in 2006 and 2005, respectively           1,147,872         874,972
Common stock in treasury, at cost                       (99,964)            ---
Accumulated other comprehensive income                    6,975           4,405
Retained earnings                                       349,260         486,299
  Total shareholders' equity                          1,404,143       1,365,676
Commitments and contingencies
  Total liabilities and shareholders'
   equity                                         $   2,042,996   $   1,889,296

                            Whole Foods Market, Inc.
                      Consolidated Statements of Cash Flows
                    September 24, 2006 and September 25, 2005
                                 (in thousands)

                                                      Fifty-two weeks ended
                                                  -----------------------------
                                                  September 24,   September 25,
                                                      2006            2005
                                                  -------------   -------------
Cash flows from operating activities
Net Income                                        $     203,828   $     136,351
Adjustments to reconcile net income to net
 cash provided by operating activities
    Depreciation and amortization                       156,223         133,759
    Loss on disposition of assets                         6,291          15,886
    Share-based compensation                              9,432          19,135
    Tax benefit related to exercise
     of employee stock options                              ---          62,643
    Excess tax benefit related to exercise
     of employee stock options                          (52,008)            ---
    Deferred income tax benefit                         (15,521)        (27,873)
    Deferred rent                                        26,607          16,080
    Interest accretion on long-term debt                    460           4,120
    Other                                                   693           1,317
    Net change in current assets and
     liabilities
      Trade accounts receivable                         (17,720)         (2,027)
      Merchandise inventories                           (32,200)        (21,486)
      Prepaid expense and other
       current assets                                    (7,849)         (4,151)
      Trade accounts payable                             18,509          12,597
      Accrued payroll, bonus and other
       benefits due team members                         26,033          26,445
      Other accrued expenses                            129,886          38,023
  Net cash provided by operating activities             452,664         410,819
Cash flows from investing activities
Development costs of new store locations               (208,588)       (207,792)
Other property and equipment expenditures              (131,614)       (116,318)
Proceeds from hurricane insurance                         3,308             ---
Acquisition of intangible assets                        (16,332)         (1,500)
Purchase of available-for-sale securities              (555,095)            ---
Sale of available-for-sale securities                   362,209             ---
Increase in restricted cash                             (23,143)        (10,132)
Notes receivable                                            ---          13,500
  Net cash used in investing activities                (569,255)       (322,242)
Cash flows from financing activities
Dividends paid                                         (358,075)        (54,683)
Issuance of common stock                                222,030          85,816
Purchase of treasury stock                              (99,964)            ---
Excess tax benefit related to
 exercise of employee stock options                      52,008             ---
Payments on long-term debt and
 capital lease obligations                               (5,680)         (5,933)
  Net cash provided by financing
   activities                                          (189,681)         25,200
Net increase (decrease) in cash and
 cash equivalents                                      (306,272)        113,777
Cash and cash equivalents at
 beginning of period                                    308,524         194,747
Cash and cash equivalents at
 end of period                                    $       2,252   $     308,524

Supplemental disclosure of cash flow
 information:
  Interest paid                                   $         607   $       1,063
  Federal and state income taxes paid             $      70,220   $      74,706
Non-cash transactions:
 Conversion of convertible debentures
  into common stock                               $       4,922   $     147,794

                            Whole Foods Market, Inc.
                              Economic Value Added
                                 (In thousands)

                                   Twelve weeks ended           Fifty-two weeks ended
                               ---------------------------   ---------------------------
                                Sept. 24,      Sept. 25,      Sept. 24,      Sept. 25,
                                   2006           2005           2006           2005
                               ------------   ------------   ------------   ------------
EVA
Net income                     $     39,801   $      9,060   $    203,828   $    136,351
Provision for income taxes           26,534         15,922        135,885        100,782
EVA adjustments*                      8,308         29,424         19,088         38,832
  NOPBT                              74,643         54,406        358,801        275,965
Income taxes (40%)                   29,857         21,762        143,520        110,386
  NOPAT                              44,786         32,644        215,281        165,579
Capital Charge                       36,458         34,483        150,871        139,793
  EVA                          $      8,328   $     (1,839)  $     64,410   $     25,786

     * GAAP amounts not included in EVA include interest expense, gains and losses on the disposition of assets, accelerated depreciation and share-based compensation.

SOURCE  Whole Foods Market, Inc.
    -0-                             11/02/2006
    /CONTACT: Cindy McCann, VP of Investor Relations of Whole Foods Market, Inc., +1-512-542-0204/
    /Web site:  http://www.wholefoodsmarket.com /